As filed with the Securities and Exchange Commission on April 6, 2020
Registration No. 333-196959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0778894 (I.R.S. employer identification no.)

211 North Broadway, Suite 2600
St. Louis, MO 63102
 (314) 932-6160
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FORESIGHT ENERGY LP LONG-TERM INCENTIVE PLAN
(Full title of the plan(s))
____________________
Robert D. Moore
President and Chief Executive Officer
211 North Broadway, Suite 2600
St. Louis, MO 63102
 (314) 932-6160
 (Name, address, including zip code, and telephone number, including area code, of agent for service))
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	⌧	Smaller reporting company	⌧
		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES
On June 23, 2014, Foresight Energy LP, a Delaware limited partnership (the “Partnership”), filed a Registration Statement on Form S-8 (File No. 333-196959) (the “Registration Statement”) registering 7,000,000 common units representing limited partnership interests of the Partnership (the “Units”), to be issued to participants under the Foresight Energy LP Long-Term Incentive Plan (the “Plan”).
On December 10, 2019, the board of directors of Foresight Energy GP LLC, the general partner of the Partnership, terminated the Plan and all unvested awards under the Plan were cancelled without payment. This Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment”) is being filed to deregister all Units that had been registered and remain unsold under the Registration Statement. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Partnership hereby removes from registration by means of this Post-Effective Amendment all of such securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Partnership hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 6th, 2020.

FORESIGHT ENERGY LP

By: Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.